UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other	Events.

On December 13, 2011, Kellogg Brown and Root Pty Ltd (“KBR Pty”), an infrastructure-related Australian indirect, wholly-owned subsidiary of KBR, Inc., entered into a Negotiated Resolution Agreement (“NRA”) with the World Bank Group for conduct in violation of the World Bank Group’s guidelines. The conduct at issue related to KBR Pty’s bidding and performance on a $1.6 million water supply project in Vietnam. Under the NRA, KBR Pty will be ineligible for bidding on or participating in new World Bank Group-financed projects for a period of two years. The case is also eligible for cross debarment under the April 2010 Agreement for Mutual Enforcement of Debarment Decisions entered into by the African Development Bank Group, Asian Development Bank, the European Bank for Reconstruction and Development, the World Bank Group and the Inter-American Development Bank Group. No fines were levied against KBR Pty by the World Bank Group in connection with the entry into the NRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 13, 2011	By:	/s/ Jeffrey B. King
	Name:	Jeffrey B. King
	Title:	Vice President, Public Law